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Exhibit 32.2


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Farmers & Merchants Bancorp, Inc. on Form 10-Q for the period ending March 31, 2008, as filed with the Securities and Exchange Commission ("the report"), I, Barbara J. Britenriker, Exec. Vice-President and Chief Financial Officer, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Farmers & Merchants Bancorp, Inc. as of the dates and for the periods expressed in the Report.


Date: April 30, 2008                    /s/ Barbara J. Britenriker
                                        ----------------------------------------
                                        Barbara J. Britenriker,
                                        Exec. Vice President
                                        and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Farmers & Merchants Bancorp, Inc. and will be retained by Farmers & Merchants Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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